Exhibit 99.2

Celldex Announces Pricing of $300 Million Public Offering of Common Stock

HAMPTON, N.J., April 1, 2026 (GLOBE NEWSWIRE) -- Celldex Therapeutics, Inc. (“Celldex” or the “Company”) (Nasdaq: CLDX) today announced the pricing of an underwritten public offering of 10,345,000 shares of its common stock at a public offering price of $29.00 per share. All of the shares to be sold in the offering are to be sold by Celldex. In connection with the offering, Celldex has also granted the underwriters a 30-day option to purchase up to an additional 1,551,750 shares of common stock at the public offering price, less the underwriting discounts and commissions. The Company expects to receive gross proceeds from the offering, excluding the exercise of the underwriters’ option, if any, of approximately $300 million, excluding the underwriting discounts and commissions and other offering-related expenses. The offering is expected to close on or about April 6, 2026, subject to customary closing conditions.

Celldex intends to use the net proceeds of this offering, together with our existing cash, cash equivalents, and marketable securities, (i) to fund ongoing commercial readiness activities and the commercial launch of barzolvolimab, if approved, for the treatment of CSU in the United States, (ii) to continue the clinical and preclinical development of our product candidates, including current and future development of barzolvolimab, (iii) to grow our bispecific antibody platform and clinical candidates, (iv) to fund ongoing efforts to develop additional clinical pipeline product candidates and (v) for general corporate purposes.

Leerink Partners, TD Cowen, Guggenheim Securities and Cantor are acting as joint bookrunning managers for the offering. LifeSci Capital and H.C. Wainwright & Co. are acting as co-lead managers for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-275300), which was previously filed with the Securities and Exchange Commission (“SEC”) and became automatically effective on November 3, 2023. This offering is being made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the final prospectus supplement and the accompanying base prospectus may be obtained for free by contacting Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105 or by email at syndicate@leerink.com or TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Celldex

Celldex is a clinical stage biotechnology company leading the science at the intersection of mast cell biology and the development of transformative therapeutics for patients. Our pipeline includes antibody-based therapeutics which have the ability to engage the human immune system and/or directly affect critical pathways to improve the lives of patients with severe inflammatory, allergic, autoimmune and other devastating diseases.

Forward Looking Statement

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s preliminary prospectus supplement filed with the SEC, and the documents incorporated by reference therein, including the Company’s Form 10-K for the year ended December 31, 2025.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Sarah Cavanaugh
Senior Vice President, Corporate Affairs & Administration
Celldex Therapeutics, Inc.
(508) 864-8337
scavanaugh@celldex.com

Patrick Till
Meru Advisors
(484) 788-8560
ptill@meruadvisors.com